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                                                                   Exhibit 23(d)


                            [Saw and Co. Letterhead]


February 20, 2002




Dear Sirs,



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


REF: DTI TECHNOLOGY SDN. BHD.


We consent to the incorporation by reference in this Annual Report (Form 10-KSB) or SETO HOLDINGS INC. AND SUBSIDIARIES of our report dated March 15, 2002 included in the 2002 Annual Report to shareholders of SETO HOLDINGS INC. AND SUBSIDIARIES.



Yours faithfully,


[Signature]